SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 4, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On August 4, 2003, Consolidated Water Co. Ltd. (the “Company”) completed its recent secondary stock offering. The underwriters of the offering – Janney Montgomery Scott LLC and Wells Fargo Securities, LLC – exercised their option to purchase an additional 192,150 ordinary shares to cover over-allotments, and the Company received net proceeds of approximately $2,680,000.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit	Exhibit Description

99.1	Press Release.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Frederick W. McTaggart

Name: Frederick W. McTaggart Title: President

Date: August 4, 2003

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release.

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